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John Hancock Advisors, LLC                                     John Hancock logo
101 Huntington Avenue
Boston,  Massachusetts  02199-7603

March 21, 2005

Mr. Barry J. Gordon
American Fund Advisors, Inc.
1415 Kellum Place
Garden City, NY  11430

Dear Barry:

Please be advised that on March 16, 2005, the Board of Trustees of John Hancock Series Trust on behalf of John Hancock Technology Fund (the "Fund") voted to terminate the Sub-Investment Management Contract (the "Contract") dated December 2, 1996, as amended, among the Fund, John Hancock Advisers, LLC and American Fund Advisors, Inc. ("AFA"). This letter will serve as formal notice that the Contract is terminated as of the close of business on March 18, 2005. In light of the 60-day notice of termination required by Section 10 of the Contract, John Hancock Advisers, LLC will continue to pay AFA the sub-advisory fee as stated in
Section 5 of the Contract until May 19, 2005. It is also appropriate at this time for you to submit your resignation as President of the Fund.

Please sign below to indicate your receipt of this letter and to tender your resignation as President of the Fund, and return one signed copy to the attention of Susan Newton.

Sincerely,

JOHN HANCOCK ADVISERS, LLC

By:      /s/James A. Shepherdson                     Date:    March 21, 2005
         James A. Shepherdson
         President and Chief Executive Officer

JOHN HANCOCK SERIES TRUST on
behalf of John Hancock Technology Fund

By:      /s/Susan S. Newton                          Date:    March 21, 2005
         Susan S. Newton
         Senior Vice President and Secretary

The foregoing is acknowledged and agreed to:

AMERICAN FUND ADVISORS, INC.

By:      /s/Barry J. Gordon                          Date:    March 22, 2005
Name:    Barry J. Gordon
Title:   President

I hereby resign as President of John Hancock Technology Fund, effective as of March 18, 2005.

By:      /s/Barry J. Gordon
Name:    Barry J. Gordon
Title:   President